Exhibit 5.1

Date	January 4, 2023
File No.	1015212-291926

FingerMotion, Inc.
1460 Broadway
New York, New York
USA 10036

Attention:        Board of Directors

Dear Sirs:

Re:         FingerMotion, Inc. – Registration Statement on Form S-1

We have acted as counsel to FingerMotion, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) dated September 8, 2022, as amended on January 4, 2023, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the following shares of common stock of the Company for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”):

●	5,083,190 shares of common stock (the “Conversion Shares”) issuable upon conversion of a convertible promissory note (the “Note”) and 1,739,130 shares of common stock (the “Warrant Shares”) issuable upon the exercise of a warrant (the “Warrant”), which Note and Warrant were issued by the Company to one of the Selling Stockholders on August 9, 2022; and

●	168,000 shares of common stock (“Compensation Warrant Shares”) issuable upon exercise of warrants (the “Compensation Warrants”) issued by the Company to one of the Selling Stockholders on November 29, 2022 pursuant to a financial advisory agreement between the Company and such Selling Stockholder dated April 14, 2021 (the “Financial Advisory Agreement”).

In rendering this opinion set for below, we have reviewed:

●	the Registration Statement dated September 8, 2022, as amended on January 4, 2023;

●	the Company’s Certificate of Incorporation, as amended;

●	the Company’s Bylaws, as amended;

●	certain records of the Company’s corporate proceedings, including resolutions of the directors approving the transaction described above;

●	the Note;

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January 4, 2023 Page 2

●	the Warrant;

●	the Compensation Warrant;

●	the Financial Advisory Agreement;

●	an Officer’s Certificate executed by Martin Shen, in his capacity as the Company’s Chief Executive Officer, dated January 4, 2023; and

●	such other documents as we have deemed relevant.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

●	the Conversion Shares have been duly authorized by the Company, and, when issued in accordance with the terms and conditions of the Note, such Conversion Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock;

●	the Warrant Shares have been duly authorized by the Company, and, when issued in accordance with the terms and conditions of the Warrant, such Warrant Shares will be validly issued, fully paid and non-assessables share of the Company’s common stock; and

●	the Compensation Warrant Shares have been duly authorized by the Company, and, when issued in accordance with the terms and conditions of the Compensation Warrants, such Compensation Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

●	we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

●	we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

January 4, 2023 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Interests of Named Experts and Counsel”. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly, /s/ McMillan LLP